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                                                                    EXHIBIT 99.5

                         Southern Mineral Corporation
                          1201 Louisiana, Suite 3350
                           Houston, Texas 77002-5609

                            __________   ___, 2001


Dear Shareholder:

  As you know, our shareholders approved the merger of Southern Mineral into a subsidiary of PetroCorp Incorporated on _______ ____, 2001. We expect this
merger to close on or about ___________   ___, _____. One of the provisions
related to the merger is that Southern Mineral shareholders will receive cash as their consideration in the merger, unless they elect to receive PetroCorp stock by making a valid stock election.

  We have enclosed the form by which you may elect to receive stock consideration or a combination of stock and cash consideration in the merger. If you so desire, please complete this form, and mail it back to us in the enclosed envelope by no later than ___________ _____, ______. If you return this form prior to that date, you may change your election up to that date or any later date which we publicly announce. If you do not return this form, you will receive cash consideration in exchange for all the shares of Southern Mineral stock you own.

  For each share of Southern Mineral common stock for which you elect to receive stock consideration, you will receive .471 shares of PetroCorp common stock. The price paid per share of Southern Mineral common stock for which you make no stock election will be $4.71 per share. On _________ _____, _______, the closing price of the Southern Mineral common stock was $_______ and the closing price of the PetroCorp common stock was $_______.

  If you elect to receive stock consideration in the merger, you may be subject to pro rationing. PetroCorp will not issue more than 4,000,000 shares of common stock as consideration in the merger. Accordingly, if the amount of stock elections made by Southern Mineral shareholders exceeds 4,000,000, each shareholder's stock election will be reduced pro rata, as more fully described in the proxy/prospectus of PetroCorp dated ____________ _______, _______. The consideration for the balance of your Southern Mineral common stock will be in the form of cash consideration.

  None of Southern Mineral, PetroCorp, the Board of Directors of Southern Mineral or the Board of Directors of PetroCorp make any recommendation to you as to whether you should elect to receive stock consideration in the merger.

  For further information about the merger, Southern Mineral and PetroCorp, please see the enclosed joint proxy statement/prospectus of Southern Mineral and PetroCorp and the information incorporated by reference into the proxy prospectus.

                               Sincerely yours,


                               Steven H. Mikel
                               President and Chief Executive Officer
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                            FORM OF STOCK ELECTION

  Capitalized terms not defined in this Form of Election shall have the meanings set forth in the Agreement and Plan of Merger among PetroCorp Incorporated, PetroCorp Acquisition Company, and Southern Mineral Corporation dated as of December 22, 2000.

________________________________________________________________________________
NAME AND ADDRESS OF HOLDER OF RECORD AS SHOWN ON RECORDS OF SOUTHERN MINERAL CORPORATION

 STOCK ELECTION
 LIST HERE NUMBER OF SHARES OF SOUTHERN MINERAL COMMON STOCK FOR WHICH SHARES OF PETROCORP COMMON STOCK ARE ELECTED


Number of Shares:________________________



SIGN HERE

________________________________________________________________________________

________________________________________________________________________________
                           Signature(s) of Owner(s)

________________________________________________________________________________
                                    Name(s)

________________________________________________________________________________

________________________________________________________________________________
                                (Please Print)

Capacity (full title)

________________________________________________________________________________
Address

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                              (Include Zip Code)

Area Code and Telephone Number

________________________________________________________________________________
Taxpayer Identification or Social Security Number

________________________________________________________________________________

(Must be signed by registered holder(s) exactly as name(s) appear on the certificates. In the case of joint tenants, both should sign. If the certificates for the Southern Mineral common stock are registered in different forms of the name of any person signing this Form of Election (e.g., "John Smith" on one certificate and "J. Smith" on another), it will be necessary for such person either to sign this Form of Election in each way in which the certificates are registered or to sign as many Forms of Election as there are different registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.)